Exhibit 99.10

K-TECH SOLUTIONS COMPANY LIMITED

Unit A, 7/F, Mai On Industrial Building
17-21 Kung Yip Street, Kwai Chung
New Territories, Hong Kong

April 7, 2025

VIA EDGAR

Division of Corporation Finance

Office of Trade & Services

U.S. Securities & Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	K-Tech Solutions Company Limited (the “Company”)

Registration Statement on Form F-1

CIK 0002049187

Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, K-Tech Solutions Company Limited, a company incorporated under the laws of the British Virgin Islands (the “Company”), is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing of the above-referenced registration statement on Form F-1 (the “Registration Statement”) relating to the Company’s proposed initial public offering of its ordinary shares.

The Company has included in the Registration Statement its audited consolidated financial statements as of March 31, 2023 and 2024 and for each of the years ended March 31, 2023 and 2024 and unaudited interim condensed consolidated financial statements as of September 30, 2024 and for each of the six-month periods ended September 30, 2023 and 2024.

Item 8.A.4 of Form 20-F requires that in the case of a company’s initial public offering, the audited financial statements shall be as of a date not older than 12 months at the time the document is filed. The Company is submitting this letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents to the Commission that:

1.	the Company is not currently a public reporting company in any jurisdiction or marketplace;

2.	the Company is not required by any jurisdiction outside the United States to comply with a requirement to issue financial statements for any reason 12 months after its year end;

3.	full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company;

4.	the Company does not anticipate that its audited financial statements for the year ended March 31, 2025 will be available until end of June 30, 2025; and

5.	in no event will the Company seek effectiveness of its registration statement on Form F-1 if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

Very truly yours,

K-Tech Solutions Company Limited

By:	/s/ Kwok Yiu Keung
Name:	Kwok Yiu Keung
Title:	Chief Executive Officer and Director